Exhibit 10.3

LIMITED WAIVER AGREEMENT

LIMITED WAIVER AGREEMENT, dated as of August 18, 2025 (this “Waiver”) by and between Signing Day Sports, Inc., a Delaware corporation (the “Company”), and Helena Global Investment Opportunities 1 Ltd. (the “Investor”). Each of the Company and the Investor are sometimes referred to in this Waiver individually as a “Party” and, collectively, as the “Parties.”

RECITALS

A. On July 21, 2025, the Company and the Investor entered into that certain Purchase Agreement, dated as of July 21, 2025, a copy of which is attached hereto as Exhibit A (the “Purchase Agreement”). All terms used herein but not defined herein have the meaning set forth in the Purchase Agreement.

B. Pursuant to Section 6.01(a) of the Purchase Agreement, the Company shall file the Initial Registration Statement by the Filing Deadline.

C. The Company has determined that additional time is necessary to file the Initial Registration Statement.

D. The Investor has determined that additional time to file the Initial Registration Statement is warranted.

E. The Parties have therefore agreed that it is in their mutual interest to waive the application of, and release any claims with respect to, Section 6.01(a) of the Purchase Agreement with respect to the filing of the Initial Registration Statement by the Filing Deadline, subject to the terms and conditions of this Waiver.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties, intending to be legally bound, hereby agree as follows:

1. Definitions; Agreement. This Waiver shall constitute a waiver pursuant to Section 13.02 of the Purchase Agreement as to the Filing Deadline only with respect to the matters described herein.

2. Waiver of Application of The Filing Deadline. The Investor hereby waives and consents to the waiver of the application of the Filing Deadline, provided that the Initial Registration Statement is filed no later than September 3, 2025 (the “Extended Filing Deadline”).

3. Release of Claims with Respect to Certain Matters. Upon the filing of the Initial Registration Statement on or prior to the Extended Filing Deadline, the Investor shall irrevocably waive, release, and discharge the Company and the Company’s agents and representatives from any and all claims, demands, obligations, liabilities, causes of action, or rights of any kind, whether known or unknown, arising out of or relating to the application of the Filing Deadline, including, without limitation, any claims for damages, penalties, or specific performance related to the Filing Deadline. Such release and discharge shall apply both retroactively to any actions or events relating to the Filing Deadline that occurred on or before the date of this Waiver, and prospectively to any actions or events relating to the Filing Deadline that occur after the date of this Waiver to the extent reasonably foreseeable by each of the Parties.

3. Conditions to Effectiveness of Waiver, Consent and Release. This Waiver shall become effective upon receipt by the Company and the Investor of counterpart signatures to this Waiver duly executed and delivered by the Company and the Investor.

4. No Implied Waiver or Consent. Except as expressly set forth in this Waiver, this Waiver shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Investor under the Purchase Agreement, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained therein.

5. Counterparts. This Waiver may be executed by the Parties in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Waiver by e-mail (e.g., “pdf” or “tiff”) or fax transmission shall be effective as delivery of a manually executed counterpart of this Waiver.

6. Governing Law. THIS WAIVER SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PREPARED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

7. Binding Agreement. This Waiver shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

8. Headings. The headings in this Waiver are for reference only and do not affect the interpretation of this Waiver.

9. Complete Agreement. This Waiver constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be duly executed and delivered as of the date first set forth above.

Helena Global Investment Opportunities 1 Ltd.

By:	/s/ Jeremy Weech
Name:	Jeremy Weech
Title:	Managing Partner

Signing Day Sports, Inc.

By:	/s/ Daniel Nelson
Name:	Daniel Nelson
Title:	Chief Executive Officer

EXHIBIT A

Purchase Agreement

(See attached)

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